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                                                                       Exhibit 5

                                                     Morgan, Lewis & Bockius LLP

1701 Market Street
Philadelphia, PA  19103-2921
215-963-5000


February 7, 2000


Cell Pathways, Inc.
702 Electronic Drive
Horsham, PA 19044

Re:      Cell Pathways, Inc.
         Registration Statement on Form S-3

Ladies and Gentlemen:

As counsel to Cell Pathways, Inc., a Delaware corporation (the "Company"), we have assisted in the preparation of the subject Registration Statement on Form S-3, as amended (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the shelf registration of $25,000,000 in amount of the Company's common stock, $0.01 par value (the "Common Stock") proposed to be offered by the Company from time to time at prices and on terms to be determined at the time of offering pursuant to the Registration Statement, the prospectus included therein (the "Prospectus") and one or more supplements to the Prospectus (each, a "Prospectus Supplement").

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement; (b) the Prospectus; (c) the Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company, as in effect on the date hereof; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such records, documents, statutes and decisions as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof. We have further assumed that:

         (a) There will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of the shares of Common Stock to be issued;

         (b) At the time of delivery of the shares of Common Stock to be issued, all contemplated additional actions shall have been taken and the authorization of the issuance of the shares of Common Stock to be issued will not have been modified or rescinded;

         (c) The issuance, execution and delivery of the shares of Common Stock to be issued will not


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violate any then-applicable law or result in a default under, breach of, or violation of any provision of any instrument or agreement then binding on the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company;

         (d) The consideration received or proposed to be received for the issuance and sale or reservation for issuance of any offering of shares of Common Stock as contemplated by each of the Registration Statement, the Prospectus, and the applicable Prospectus Supplement or Prospectus Supplements is not less than the par value per share; and

         (e) The aggregate number of shares of Common Stock which would be outstanding after the issuance of any shares of Common Stock, together with the number of shares of Common Stock previously issued and outstanding and the number of shares of Common Stock previously reserved for issuance upon the conversion or exchange of other securities issued by the Company, does not exceed the number of then-authorized shares of Common Stock.

The opinion set forth below is limited to the General Corporation Law of the State of Delaware, as amended.

Based upon the foregoing, we are of the opinion that when and if (a) the definitive terms of any offering of shares of Common Stock have been duly established, in accordance with resolutions of the Board of Directors of the Company authorizing the issuance and sale of the shares of Common Stock, and (b) those shares of Common Stock so offered have been duly issued or delivered in the manner and for the consideration contemplated by each of the Registration Statement, the Prospectus and the applicable Prospectus Supplement or Prospectus Supplements, those shares of Common Stock will be validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the reference to our Firm under the heading `Legal Matters' in the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


/s/ Morgan, Lewis & Bockius LLP